UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015
 _____________________________________________________________________

Swift Transportation Company

(exact name of registrant as specified in its charter)
 _____________________________________________________________________

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona		85043
(Address of principal executive offices)		(Zip Code)

(602) 269-9700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

SIGNATURES

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 20, 2015, the Compensation Committee of the Board of Directors of Swift Transportation Company (the “Company”) approved grants of Restricted Stock Units (“RSUs”), stock options (“Options”) and Performance Units (“PUs”) to certain executive officers of the Company as provided in the table below.

Each RSU represents a contingent right to receive one share of the Company’s Class A common stock. The RSUs vest in equal installments on each of the first three anniversaries from the grant date. The Options have an exercise price of $24.84 per share, the closing price of Swift common stock on May 20, 2015. The Options vest in three equal installments over a three-year period beginning with the first anniversary from the grant date. The PUs only vest if the Company meets specified performance objectives related to return on net assets and its leverage ratio for a three-year period, beginning with the 2015 calendar year and ending on December 31, 2017. For the purpose of this calculation, return on net assets and leverage ratio are each adjusted for off-balance sheet operating lease obligations.

The RSU, Option and PU awards were granted for the following number of shares to the following executive officers:

Named Executive Officer	Options	RSUs	PUs
Jerry Moyes, Chief Executive Officer and Director	101,507	—	30,689
Richard Stocking, President, Chief Operating Officer	44,107	13,739	13,335
Virginia Henkels, Executive Vice President, Chief Financial Officer, Secretary and Treasurer	16,382	5,103	4,953
Kenneth Runnels, Executive Vice President, Fleet Operations	9,176	2,858	2,774

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Swift Transportation Company
(Registrant)

Date:	May 26, 2015	/s/ Virginia Henkels
Virginia Henkels
Executive Vice President and Chief Financial Officer

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